SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                             PARLUX Fragrances, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_] Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                             PARLUX FRAGRANCES, INC.
                              3725 S.W. 30TH AVENUE

                            FORT LAUDERDALE, FL 33312

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

Notice is hereby given that the Annual Meeting of Stockholders of Parlux Fragrances, Inc. (the "Company") will be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, October 7, 2003, at 11:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

1.   To elect seven directors;

2. To ratify the appointment of Deloitte & Touche LLP ("D & T"), as independent auditors for the Company for the fiscal year ending March 31, 2004;

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of the Company's common stock at the close of business on August 29, 2003, will be entitled to vote at the meeting.

                               By order of the Board of Directors





                                 /s/ Ilia Lekach

                               -------------------------------------------------
                               Ilia Lekach

                               Chairman of the Board and Chief Executive Officer

Dated:  August 29, 2003



                             YOUR VOTE IS IMPORTANT

                             ----------------------


--------------------------------------------------------------------------------
         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to the exercise thereof and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to stockholders, their proxies and invited guests of the Company.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

        FOR THE ANNUAL MEETING OF STOCKHOLDERS OF PARLUX FRAGRANCES, INC.
                           TO BE HELD OCTOBER 7, 2003

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Parlux Fragrances, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, October 7, 2003, at 11:00 a.m., or at any adjournment thereof. It is anticipated that the Proxy Statement and the form of proxy will be mailed on or about September 2, 2003, to stockholders as of the Record Date.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE

VOTING SECURITIES

The Board of Directors has fixed the close of business on August 29, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 8,554,259 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Only the holders of Common Stock are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share. The Company instituted a series of common stock buyback programs in fiscal 1997, and through August 29, 2003, the Company acquired in the open market a total of 9,454,831 shares at a cost of $26,453,116. These shares, along with an additional 39,000 shares purchased prior to fiscal 1997, are held as treasury stock, and are not eligible for voting purposes.

PROXIES

Mr. Frederick E. Purches and Mr. Frank A. Buttacavoli, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Purches and Buttacavoli are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

REQUIRED VOTE

The holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in the interest of stockholders present in person or by proxy and entitled to vote thereon is required to elect directors and ratify the appointment of independent auditors.

The election inspectors appointed for the meeting will tabulate the votes in person or by proxy and will determine whether or not a quorum is present at the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for the purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 PROPOSAL NO. 1:
                       NOMINEES FOR ELECTION AS DIRECTORS

Each director elected at the Annual Meeting will hold office until the next annual meeting and until his/her successor is duly elected and qualified. Unless the proxy specifies otherwise, the person named in the enclosed proxy intends to vote the shares represented by the proxies given to him for the seven nominees listed below.

The Company believes that in the light of recent market events, federal legislation, and Securities and Exchange Commission rule making, it is in the best interest of the Company's shareholders to continue to nominate a board consisting of a majority of independent directors.

All of the directors nominated hereunder are currently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as a director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting. Please see page 10 for a discussion of a shareholder's class action complaint, which named each of our directors, other than Mr. David Stone, as defendants.

     NAME                      AGE       POSITION

     Ilia Lekach                55     Chairman of the Board and
                                       Chief Executive Officer

     Frank A. Buttacavoli       48     Executive Vice President,
                                       Chief Operating Officer,
                                       and Chief Financial Officer

     Frederick E. Purches       65     Vice Chairman of the Board
     Glenn Gopman               47     Independent Director
     Esther Egozi Choukroun     41     Independent Director
     David Stone                53     Independent Director
     Jaya Kader Zebede          41     Independent Director

ILIA LEKACH is Chairman of the Board of Directors and Chief Executive Officer ("CEO") of the Company. Mr. Lekach became a director of the Company in November 1987 and resigned in November 1988. He was re-elected to the Board of Directors in February 1989. Mr. Lekach assumed the position of Chairman of the Board of the Company in November of 1990 and CEO of the Company in December 1993. Prior to resigning in April 1994, he was Chairman of the Board of Directors and CEO of Perfumania, Inc. ("Perfumania"), a related public company based in Miami, Florida, and a leading specialty retailer of fragrances with approximately 240 retail outlets in manufactures' outlet malls and regional malls. In October 1998, Mr. Lekach reassumed the position of Chairman and CEO for Perfumania, and continued to hold this position in both companies. In February 2000, Perfumania became a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), whereby Mr. Lekach relinquished his executive positions in Perfumania, and became Chairman and CEO of ECMV. Until March 2003, Mr. Lekach was also Chairman and interim CEO of Nimbus Group, Inc. ("NMC"), formerly known as TakeToAuction.com, Inc., a public company previously committed to the development of a private jet air taxi network.

FRANK A. BUTTACAVOLI, a Certified Public Accountant, has been Vice President and Chief Financial Officer ("CFO") of the Company since April 1993, and a director of the Company since March 1993. From July 1979 through June 1992, Mr. Buttacavoli was employed by Price Waterhouse, and was a Senior Manager from July 1987 to June 1992. From July 1992 through March 1993, he provided financial consulting services to the Company. In June 1996, Mr. Buttacavoli was promoted to Executive Vice President, and in October 1999, he assumed the additional responsibilities of Chief Operating Officer ("COO").

FREDERICK E. PURCHES was a founder of the Company, and has been a director since its formation in July 1984. He has been engaged in the cosmetic/fragrance business for over 35 years in various executive capacities with Helena Rubinstein, Inc. and Revlon, Inc. From 1980 through 1988, he was President of Helena Rubinstein, Inc. In 1989, he resigned from the latter position to take a more active role in the direction of the Company's operations. In November of 1990, Mr. Purches resigned as Chairman of the Board in favor of Mr. Lekach, and Mr. Purches assumed the new position of Vice Chairman of the Board.

GLENN GOPMAN has been a director of the Company since October 1995. Since January 2003, Mr. Gopman has owned and operated an independent certified public accounting practice. Until December 2002, he was a partner in the public accounting firm of Rachlin Cohen & Holtz LLP, and prior to that, he was a principal shareholder in the public accounting firm of Thaw, Gopman and Associates. He is a member of the American and Florida Institutes of Certified Public Accountants and actively participates in community activities.

ESTHER EGOZI CHOUKROUN has been a director of the Company since October 2000. Since January 2003, Ms. Egozi Choukroun has been the Executive Vice President and CFO of ATIS REAL PIX, a Miami-based commercial real estate brokerage firm, with offices throughout Latin America. Ms. Egozi Choukroun was employed by Banque Nationale de Paris, Miami, from January 1984 through December 1996, and was the Deputy General Manager from January 1988 through December 1996. From March 1997 through July 1998, she was Director of International Philanthropy at the Mount Sinai Medical Center Foundation, and through December 2001 was Executive Director of the Women's International Zionist Organization for Florida.

DAVID STONE has been a director of the Company since October 2002. Mr. Stone has been in the telecommunications business since 1990 when he founded American Cellular Communications, Inc., which was subsequently sold to Cellstar, Inc., a division of Motorola, in 1997. In 1998, Mr. Stone founded America Internet Communications, L.L.C. ("AIC"), a company involved in long distance communications via the internet. During 2000, AIC entered into a partnership with the Stanford Bank of Texas to further develop this technology.

JAYA KADER ZEBEDE has been a director since October 2002. Ms. Kader Zebede is a practicing architect with a Bachelor's degree from Brandeis University in 1984 and a Masters degree from Harvard University in 1988. From 1998 through the present, Ms. Kader Zebede has been principal owner of Team Studio Architects, a firm designing residential projects in Miami and San Jose, Costa Rica. From 1997 to 1998, Ms. Kader Zebede was a project architect with Borrelli & Associates in Miami, Florida, and from 1993 to 1997, held the same position with Graham Gund Architects in Cambridge, Mass. From 1990 to 1993, she operated a company marketing children's clothing which she designed and manufactured.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
               ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

In fiscal year 2003, there were six meetings of the Board of Directors (including regularly scheduled and special meetings), three of which were conducted by teleconference. The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

AUDIT COMMITTEE

Pursuant to its written charter, which was filed with the Company's 2001 proxy statement, the Audit Committee recommends the appointment of a firm of independent auditors to audit the Company's financial statements, as well as reviews the scope, purpose and type of audit services to be performed by the external auditors, and the findings and recommendations thereof. The Audit Committee is currently composed of Messrs. Gopman and Stone, and Ms. Egozi Choukroun. The Audit Committee held four meetings in fiscal year 2003. These three individuals also comprised the Special Committee of Independent Directors. (See Certain Relationships and Related Transactions on page 10 for further discussion.)

Mr. Gopman, a Certified Public Accountant and an Independent Director as defined in NASD Rule 4200, serves as Chairman of the Audit Committee. Mr. Stone and Ms. Choukroun are both experienced financial executives and are also Independent Directors as defined in NASD Rule 4200.

                             AUDIT COMMITTEE REPORT

We believe Company management and the independent auditors are responsible for planning and conducting audits and determining that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

The Audit Committee's responsibilities include reviewing the following with Company management, its finance staff, and the independent auditors: (i) analyses and reports prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, (ii) the quality and adequacy of the Company's internal controls, (iii) major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management, (iv) the results of the audit, any problems or difficulties the auditors may have encountered, changes in scope of the audit and any management letters provided by the auditors and the Company's response to that letter, and (v) any legal and regulatory matters that may have a material impact on the Company's financial statements. The Audit Committee is also responsible for reviewing the independence of the Company's independent accountants and, based upon discussions with management, recommending to the Board of Directors which firm of independent accountants the Company should retain and any appropriate action to ensure the auditor's independence.

The Audit Committee reviewed and discussed with management and Deloitte & Touche ("D & T"), the Company's independent auditors for the year ended March 31, 2003, the audited financial statements of the Company. The Committee discussed with D & T the matters D & T communicated to the Audit Committee under applicable auditing standards, including matters related to the conduct of the audit of the Company's financial statements required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees." The Audit Committee received from D & T the written statement concerning independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and discussed with D & T their independence with the Company including any relationships that may impact their independence. The Audit Committee considered whether any provision by D & T of non-audit services to the Company is compatible with maintaining the auditors' independence and has discussed with D & T the accountants' independence.

Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Parlux Fragrances, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2003.

Audit Committee
Glenn Gopman, Chairman
David Stone
Esther Egozi Choukroun

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries and bonuses of Company officers, and to advise and act for the Board of Directors on other compensation matters. The Compensation Committee is presently composed of Messrs. Purches and Gopman and Ms. Egozi Choukroun. See "Employment and Consulting Agreements", below, for a discussion of the Company's consulting agreement with Mr. Purches and Cosmix, Inc. The Compensation Committee held two meetings in fiscal year 2003. (See report of the Board of Directors on Executive Compensation on page 7).

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by the Company for services to the Company during the fiscal year ended March 31, 2003 and for the two prior fiscal years for (i) the Company's Chief Executive Officer and (ii) the Company's most highly compensated executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") whose base compensation and bonus exceeded $100,000 during the fiscal year ended March 31, 2003.

                                     TABLE I

                           SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------------------------
                                            Annual Compensation                          Long-Term Compensation Awards
-------------------------------------------------------------------------------------------------------------------------------
Name and Principal                                                                     Other(1)         Securities Underlying
Positions                     Fiscal Year        Salary ($)        Bonus ($)       Compensation ($)          Options (#)
-------------------------------------------------------------------------------------------------------------------------------

Ilia Lekach;
   Chairman & CEO                 2001            350,000           270,000             0                      0
-------------------------------------------------------------------------------------------------------------------------------
                                  2002            350,000            50,000             0                   500,000
-------------------------------------------------------------------------------------------------------------------------------
                                  2003            350,000           150,500             0                      0
-------------------------------------------------------------------------------------------------------------------------------

Frank A. Buttacavoli;
   Exec VP/COO/CFO                2001            250,000            50,000             0                      0
-------------------------------------------------------------------------------------------------------------------------------
                                  2002            250,000            20,000             0                   100,000
-------------------------------------------------------------------------------------------------------------------------------
                                  2003            250,000           107,500             0                      0
-------------------------------------------------------------------------------------------------------------------------------

(1) No executive officer named in the table received any other compensation in an amount in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus reported for him in the two preceding columns for the periods covered by this table.

                                    TABLE II

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

The following table shows stock options exercised by each of the Named Executive Officers during fiscal 2003, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the values for unexercised options.


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Value of Unexercised
                                                          Number of Unexercised                  In-The-Money Options At
                                                        Options at March 31, 2003                   March 31, 2003(2)
-------------------------------------------------------------------------------------------------------------------------------
                                Shares

                                Acquired On Value

           Name                Exercise     Realized(1)     Exercisable      Unexercisable      Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Ilia Lekach                        0            $0          1,070,000           500,000          $463.375         $420,000
-------------------------------------------------------------------------------------------------------------------------------
Frank A. Buttacavoli               0              0           348,000           200,000           267,350           168,000
-------------------------------------------------------------------------------------------------------------------------------

(1) Based on the difference between the closing market price for Common Stock on the date of exercise of the option and the option exercise price. The above valuation may not reflect the actual value of exercised options as the value of exercised options will fluctuate with market activity.

(2) Based on the difference between the closing market price on March 31, 2003, for Common Stock, which was $2.70 per share, and the option exercise price. The above valuation may not reflect the actual value of unexercised options as the value of unexercised options will fluctuate with market activity.

                                    TABLE III

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


-------------------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Resalable Value At
                                                                                                  Assessed Annual Rates Of
                                                                                                Stock Price Appreciation For
                                      Independent Grants                                                 Option Term
-------------------------------------------------------------------------------------------------------------------------------

                                    Number of
                                    Securities    Percent of Total
                                    Underlying      Options/SARs
                                     Options/        Granted To      Exercise or
                                   SARs Granted     Employees in      Base Price   Expiration
              Name                      (#)          Fiscal Year        (S/Sb)        Date         5% ($)         10% ($)

-------------------------------------------------------------------------------------------------------------------------------
Ilia Lekach, CEO                      500,000           71.4%           $1.86          (1)        $1,165,000       $2,255,000
-------------------------------------------------------------------------------------------------------------------------------
Frank A. Buttacavoli, COO/CFO         200,000           28.6%           $1.86          (1)          $466,000         $902,000
-------------------------------------------------------------------------------------------------------------------------------

(1) See "Employment Agreements" below for discussion of the vesting rights in connection with these grants. The warrants expire on March 31, 2012.

                              EMPLOYMENT AGREEMENTS

As of May 1, 2002, the Company entered into an employment agreement with Mr. Ilia Lekach, Chairman and CEO, which calls for an annual base salary of $350,000, for the period of May 1, 2002 through March 31, 2003 and for an annual base salary of $400,000 for the periods commencing on April 1, 2003, 2004 and 2005 and ending on March 31, 2004, 2005 and 2006, respectively, with annual increases at the discretion of the Board. There were 500,000 warrants granted with the agreement which are exercisable to the extent of 166,666 at the conclusion of each fiscal year ending 2004, 2005 and 2006. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

As of May 1, 2002, the Company entered into an employment agreement with Mr. Frank A. Buttacavoli, Executive Vice President, COO and CFO, which calls for an annual base salary of $250,000 for the period of May 1, 2002 through March 31, 2003, and for an annual base salary of $285,000 for the periods commencing April 1, 2003, 2004 and 2005, and ending on March 31, 2004, 2005 and 2006, respectively, with annual increases at the discretion of the CEO. There were 200,000 warrants granted with the agreement which are exercisable to the extent of 66,666 at the conclusion of each fiscal year ending 2004, 2005 and 2006. In the event of a change in control, the agreement calls for the remaining monies and warrants due under the agreement to be doubled.

                              DIRECTOR COMPENSATION

For fiscal 2003, the Company compensated independent (non-employee/consultant) members of the Board of Directors for their activities as directors of the Company at an annual rate of $10,000 and awarded 10,000 options annually on the anniversary date of each directors election, at the closing price on such day as reported by the NASDAQ National Market. Additionally, independent directors serving on the Audit Committee are compensated at the annual rate of $2,000 with the Chairman of the Audit Committee receiving $4,000 annually. As of April 1, 2003 the annual base rate was increased to $12,000 for each director, and other fees were increased by $2,000 each for the Audit Committee and Chairman.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board (The "Compensation Committee"). The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. In general, executive compensation is made up of annual salaries, incentive bonuses and option grants. The Board of Directors believes that total compensation should increase or decrease with performance; as such, incentive bonuses and option grants constitute a portion of executive compensation to help align executive and stockholder interests. The Board of Directors believes that compensation should attract, motivate and retain executive talent to improve the Company's performance and therefore increase shareholder returns.

In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated or who have achieved specific targeted objectives with regard to financial performance, inventory efficiencies and other criteria which may be established from time to time. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year.

Compensation Deductible under Section 162(m) of the Internal Revenue Code

On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which amended the Internal Revenue Code of 1986, as amended, by adding Section 162(m) which eliminates the deductibility of most cash and non-cash compensation over $1 million paid to certain "covered employees" (which generally is defined as a corporation's chief executive officer and the four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation.

During the fiscal year ended March 31, 2003, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in future years some portion of the compensation paid to the Company's chief executive officer and its two highest compensated employees will not be tax deductible under Section 162(m). When the compensation of any of the Company's affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of
Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

Compensation Committee:
Frederick E. Purches, Chairman
Esther Egozi Choukroun
Glenn Gopman

                 STOCKHOLDER RETURN PERFORMANCE: FIVE YEAR GRAPH

Set forth below is a line graph comparing the cumulative total return on the Common Stock with the cumulative total return of the Standard and Poors 500 Index, and the Standard and Poors Personal Products 500 Index for the fiscal years of 1998 through 2003.

      TOTAL RETURN TO SHAREHOLDERS
        (Includes reinvestment of dividends)


                                                                        ANNUAL RETURN PERCENTAGE
                                                                               Years Ending

Company / Index                                            Mar99       Mar00       Mar01      Mar02       Mar03
----------------------------------------------------------------------------------------------------------------
PARLUX FRAGRANCES INC                                     -16.97      200.00      -62.88      20.16       46.74
S&P 500 INDEX                                              18.46       17.94      -21.68       0.24      -24.76
S&P 500 PERSONAL PRODUCTS                                   3.25      -35.26       -5.30      18.48       -3.77


                                                                           INDEXED RETURNS
                                             Base                           Years Ending
                                            Period
Company / Index                              Mar98         Mar99       Mar00       Mar01      Mar02       Mar03
----------------------------------------------------------------------------------------------------------------
PARLUX FRAGRANCES INC                         100          83.03      249.09       92.47     111.11      163.04
S&P 500 INDEX                                 100         118.46      139.71      109.43     109.69       82.53
S&P 500 PERSONAL PRODUCTS                     100         103.25       66.84       63.30      75.00       72.18

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) the Company's CEO and the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 2003, (iii) all directors and executive officers of the Company as a group and (iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                            Common Stock               Percentage
Directors and Executive Officers:                      Beneficially Owned (1)         Ownership (1)

Ilia Lekach (2)                                               2,973,807                   30.9%
Frank A. Buttacavoli (3)                                        360,000                    4.0%
Albert F. Vercillo  (4)                                         130,000                    1.5%
Frederick Purches  (5)                                          129,500                    1.5%
Glenn Gopman (6)                                                 50,000                       *
Esther Egozi Choukroun (7)                                       20,000                       *
All Directors and Officers as a Group (7 Persons)             3,663,307                   36.1%

Other Principal Stockholders:
Pacific Investment Group (8)                                  1,104,313                   12.9%
Dimensional Fund Advisors Inc. (9)                              885,600                   10.4%
Zouheir Beidoun (10)                                            753,000                    8.8%

(1) Calculated pursuant to Rule 13d-3 of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, the Company had 8,554,259 shares of Common Stock outstanding.
(2) Consists of (a) 587,994 shares owned jointly by Mr. Ilia Lekach and his wife, (b) 1,500 shares owned by Mr. Ilia Lekach (c) 210,000 shares beneficially owned by IZJD Corp., a corporation in which Mr. Lekach is the sole direcor and president, (d) 1,104,313 shares owned or controlled by Pacific Investment Group Inc., a corporation owned by Mr. Ilia Lekach, (e) immediately exercisable warrants to purchase 420,000 shares of Common Stock issued to Mr. Ilia Lekach pursuant to his prior employment agreement, (f) immediately exercisable warrants to purchase 150,000 shares of Common Stock under his employment agreement, dated as of November 1, 1999, and (g) immediately exercisable warrants to purchase 500,000 shares of Common Stock granted on June 8, 2001. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.

(3) Includes (a) immediately exercisable warrants to purchase 188,000 shares of Common Stock issued to Mr. Buttacavoli pursuant to his prior employment agreement, (b) immediately exercisable warrants to purchase 60,000 shares of Common Stock under his employment agreement, dated as of November 1, 1999, and (c) immediately exercisable warrants to purchase 100,000 shares of Common Stock granted on June 8, 2001. The address of Mr. Buttacavoli is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(4) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Vercillo's prior consulting agreement, and immediately exercisable warrants to purchase 30,000 shares of Common Stock under his consulting agreement, dated as of November 1, 1999. The address of Mr. Vercillo is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(5) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Purches' prior consulting agreement, and immediately exercisable warrants to purchase 30,000 shares of Common Stock under his consulting agreement, dated as of November 1, 1999. The address of Mr. Purches is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(6) Includes immediately exercisable warrants to purchase 48,000 shares of Common Stock. The address of Mr. Gopman is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(7) Includes immediately exercisable warrants to purchase 20,000 shares of Common Stock. The address of Ms. Egozi Choukroun is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(8) Address is c/o Mr. Ilia Lekach, 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
(9)  Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(10) Address is Jaber Al Mubarak St., A-Nifissital Khatrash Building, P.O. Box 3430, Safat, 13035, Kuwait.
*    Under one percent (1%).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the effectiveness of the Sarbanes-Oxley Act ("Sarbanes-Oxley"), the Company had made several personal loans to its Chairman and CEO, Mr. Ilia Lekach. These loans, which were consolidated into one note agreement on April 1, 2002, became due on March 31, 2003 in accordance with the note's terms. On March 31, 2003, Mr. Lekach repaid $46,854 in principal and $71,364 of accrued interest, through that date. The repayment was affected via an offset of amounts due Mr. Lekach under his regular compensation arrangement. Sarbanes-Oxley prohibits the Company from renewing or amending the loan, as well as issuing new loans to Company officers and directors. On July 15, 2003, Mr. Lekach repaid the entire outstanding loan balance of $742,884, plus accrued interest.

The Company had net sales of $12,823,696, $18,063,310, and $22,362,294 during the fiscal years ended March 31, 2003, 2002 and 2001, respectively, to Perfumania, Inc. ("Perfumania"), a wholly-owned subsidiary of E Com Ventures, Inc. ("ECMV"), a company in which the Company's Chairman and CEO has an ownership interest and holds identical management positions. Net trade accounts receivable owed by Perfumania to the Company totaled $11,426,977 and $12,491,993 at March 31, 2003 and 2002, respectively. Amounts due from related parties are non-interest bearing and are due in less than one year.

The Company had net sales of $8,924,530 and $5,966,057 during the years ended March 31, 2003 and 2002, respectively, to fragrance distributors owned/operated by individuals related to the Company's Chairman/CEO, including $6,354,400 and $4,355,239 to a former director of the Company. These sales are included as related party sales in the Company's statements of operations. As of March 31, 2003 and 2002, trade receivables from related parties include $506,975 and $296,327, respectively, from these customers.

As of May 1, 2002, the Company entered into a consulting agreement with Cosmix, Inc., a company owned by Mr. Frederick E. Purches, the Vice Chairman of the Board, which provides for annual payments of $125,000 through March 31, 2006. The agreement calls for Mr. Purches to assist the Company in the areas of Securities and Exchange Commission and stockholder relations, financial planning, assessment and coordination of acquisitions and divestitures, and any other similar activities which may be assigned by the Board of Directors. Mr. Purches receives certain insurance benefits as part of his agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were 30,000 warrants granted with the agreement which are exercisable to the extent of 10,000 (same annual amount as that received by independent directors) at the conclusion of each fiscal year ending 2004, 2005 and 2006.

On May 20, 2003, Parlux Fragrances, Inc. (the "Company") received a Tender Offer Proposal (the "Proposal"), dated May 19, 2003, from Quality King Distributors, Inc. ("Quality King") and Ilia Lekach, the Chairman and CEO of the Company, to form a new entity to acquire all the outstanding shares of common stock of the Company at a price of $4.00 per share in cash, which was a premium of approximately 60% over the closing price of the common stock on that day. If the proposed Tender Offer would have been successful, the Company would have become a private company. The Proposal was conditional upon the approval of the lenders to Quality King and the approval of the Board of Directors of the Company of actions specified by Section 203 of the Delaware General Corporation Law.

On May 22, 2003, at a special Board of Directors meeting, the Board appointed a Special Committee of Independent Directors to evaluate and negotiate the Proposal, and to ultimately vote to approve or disapprove the proposed Tender Offer. The Independent Committee consists of Messrs. Glenn Gopman and David Stone, and Ms. Esther Egozi Choukroun. The Independent Committee had engaged legal counsel and was interviewing investment bankers to assist in this matter.

On June 13, 2003, the Board of Directors received a letter from Quality King withdrawing its Proposal due to the inability to obtain approval of the proposed transaction from its lenders.

Additionally, on June 4, 2003, the Company was served with a shareholder's class action complaint (the "Complaint"), filed in the Delaware Court of Chancery by Judy Altman, purporting to act on behalf of herself and other public stockholders of the Company. The Complaint names Parlux Fragrances, Inc. as a defendant along with all of the Company's Board of Directors, except Mr. David Stone. The Complaint seeks to enjoin the defendants from consummating the Proposal, and seeks to have the acquisition rescinded if it is consummated. In addition, the Complaint seeks unspecified damages, plus the fees, costs and disbursements of Ms. Altman's attorneys. The defendants are currently scheduled to file a written response to the Complaint on August 23, 2003.

The Company and the named defendants have engaged Delaware counsel and intend to vigorously defend the action. Management believes that the Complaint is without merit. In addition, the Proposal, which precipitated the Complaint, has been withdrawn. However, there can be no assurance of the ultimate outcome.

                                 PROPOSAL NO. 2:
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP ("D & T") as independent auditors of the Company for the fiscal year ending March 31, 2004. D & T has served as the Company's independent certified public accounting firm since fiscal 2001. Representatives of D & T will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

AUDIT FEES
----------

The aggregate fees billed by D & T for professional services rendered for the audit of the Company's financial statements for its fiscal year ended March 31, 2003, and review of its quarterly financial statements included in its Forms 10-Q for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002, were $156,950. No services were provided or fees charged by D & T through March 31, 2003 for financial information systems design and implementation.

ALL OTHER FEES
--------------

The aggregate fees billed by D & T for services they provided us, other than the services discussed above for fiscal 2003, were approximately $48,290, including $35,910 for tax consultation and tax compliance services, and $12,380 for the audit of the Company's 401-K Plan financial statements.

If the Company's stockholders do not ratify the appointment of D & T, other certified public accountants will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2004.

                              EXPENSE SOLICITATION

The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. Georgeson Shareholder Communications Corporation, New York, New York, has been retained to assist in the distribution of proxies at an estimated fee of $5,000, plus expenses. Directors, officers and regular employees of the Company may also solicit proxies personally, by telephone or telefax. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                PROPOSALS OF STOCKHOLDERS FOR 2004 ANNUAL MEETING

Stockholders of the Company who intend to present a proposal for action at the 2004 Annual Meeting of Stockholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than April 30, 2004 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                              FINANCIAL STATEMENTS

The Company's Annual Report to Stockholders for the year ended March 31, 2003 is being delivered with the Proxy to the Company's stockholders. Also accompanying this Notice of Annual Meeting and Proxy Statement is a copy of the Company's quarterly report on Form 10-Q for the three-month period ended June 30, 2003, which contains financial information for that period.

                                  OTHER MATTERS

The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.

       PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Fort Lauderdale, FL                    By order of the Board of Directors
August 29, 2003



                                       /s/ Ilia Lekach
                                       ---------------
                                       Ilia Lekach
                                       Chairman of the Board and CEO

                             PARLUX FRAGRANCES, INC.                       PROXY
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 7, 2003
  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of Parlux Fragrances, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2003 Annual Meeting and, revoking all prior proxies, hereby appoints Frederick E. Purches and Frank A. Buttacavoli with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned at the 2003 Annual Meeting of Stockholders to be held at the Sheraton Ft. Lauderdale Airport Hotel, 1825 Griffin Road, Dania, Florida 33304, on Tuesday, October 7, 2003, at 11:00 a.m. or any adjournment or postponement hereof.

THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER(S) EXACTLY AS THE NAME APPEARS ON THE ENVELOPE IN WHICH THIS MATERIAL WAS MAILED, AND RETURNED AT THE EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE.

--------------------------------------------------------------------------------
                   Continued and to be signed on reverse side


--------------------------------------------------------------------------------------------------------------------

1.       Election of Directors:         FOR    WITHHELD          2.  Approval of Deloitte & Touche LLP as
                                                                     Independent Auditors

                                                                         FOR     AGAINST  ABSTAIN

(01)     Ilia Lekach
(02)     Frank A. Buttacavoli
(03)     Frederick E. Purches
(04)     Glenn Gopman
(05)     Esther Egozi Choukroun
(06)     David Stone
(07)     Jaya Kader Zebede

For all nominees listed above, except as noted below:

-------------------------------

--------------------------------------------------------------------------------------------------------------------

3.       To transact such other business as may properly come before the meeting or any adjournment thereof.


----------------------------------------             ---------------------------------------------------------------
Date                                                 (Stockholder's signature)

                                                     ---------------------------------------------------------------
                                                     (Stockholder's signature)